EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES RECORD RESULTS WITH
EARNINGS PER SHARE UP 14.7%

          Rockford, Michigan, April 18, 2007 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record earnings and revenue for the first quarter of 2007 ended March 24, 2007, and increased its full year 2007 earnings per share estimate.

          "Wolverine World Wide had a very strong first quarter, as demonstrated by our record results and continued consumer enthusiasm for our global brands," stated Timothy J. O'Donovan, the Company's Chairman and CEO. The Company achieved record revenue totaling $281.1 million for the first quarter of 2007, a 6.9 percent increase over first quarter 2006 revenue of $262.8 million. First quarter 2007 earnings per share increased to $0.39, a 14.7 percent increase over first quarter 2006 earnings per share of $0.34.

          Blake W. Krueger, President and COO of the Company commented, "We are pleased to report that three of our four major branded operating groups contributed to the revenue increase in the first quarter of 2007, with both the Outdoor Footwear Group and the Heritage Brands Group posting double-digit revenue gains. Hush Puppies contributed a low-single digit revenue gain while the Wolverine Footwear Group was negatively impacted in the quarter due to the planned decrease in the military contract business. The Outdoor Group remained the Company's leading profit contributor during the quarter while Hush Puppies, Wolverine Footwear Group and the Heritage Brands Group all produced significant double digit profit increases.

          "Our strong performance in the first quarter resulted in the Company achieving its nineteenth consecutive quarter of record revenue and earnings per share. By executing our global business model and leveraging our portfolio of highly-recognized global lifestyle brands, we consistently deliver record results and reward our shareholders."

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1Q 2007	page 2

          "First quarter earnings were strong as a result of gross margin expanding to an all-time record," reported the Company's CFO, Stephen L. Gulis Jr. "First quarter 2007 gross margin of 40.6 percent improved 30 basis points over first quarter 2006, reflecting continued growth in our lifestyle brands and an improved business mix. We decreased selling and administrative expense 10 basis points, reflecting a tight control on expenses. We are pleased with our operating margin expansion given the continuing investment in our new growth initiatives and the first quarter impact of European anti-dumping duties.

          "First quarter 2007 accounts receivable were up 5.3 percent, and inventory levels were up 9.3 percent on revenue growth of 6.9 percent. Inventory levels at quarter end were lower than projected plan levels. The Company ended the quarter with a cash balance of approximately $63 million, and we repurchased 1,164,700 shares of stock in the quarter totaling $33.1 million."

          O'Donovan concluded, "The consumer continues to embrace our global lifestyle brands, and we ended the first quarter of 2007 with our order backlog up over 8 percent. On the strength of the first quarter results, we are increasing the Company's 2007 earnings per share estimate to range from $1.57 to $1.63, up from our previous estimate of $1.56 to $1.62 which reflects our first quarter 2007 results exceeding our plan by $0.01. We continue to expect revenue to range from $1.200 billion to $1.230 billion. These estimates are consistent with our stated long-term objectives of growing annual revenue in the mid to upper-single digit range and delivering double-digit earnings per share growth while investing in initiatives for the future."

          The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through May 2, 2007.

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1Q 2007	page 3

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company's products are carried by leading retailers in the U.S. and globally in nearly 180 countries. For additional information, please visit our website, www.wolverineworldwide.com.

          This press release contains forward-looking statements, including those relating to 2007 sales and earnings, new business initiatives, corporate growth and expansion into apparel. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; the conclusion of the year-end audit by the independent auditors and any potential adjustments; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	12 Weeks Ended
	March 24, 2007	March 25, 2006
Revenue	$281,052	$262,839
Cost of products sold	167,051	156,964
Gross margin	114,001	105,875

Selling and administrative expenses	81,335	76,247
Operating margin	32,666	29,628

Interest (income) expense, net	(690)	109
Other expense (income)	(160)	134
	(850)	243
Earnings before income taxes	33,516	29,385

Income taxes	11,227	9,756

Net earnings	$22,289	$19,629

Diluted earnings per share	$.39	$.34

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	March 24, 2007	March 25, 2006
ASSETS:
Cash & cash equivalents	$62,769	$46,217
Receivables	199,003	189,034
Inventories	196,096	179,385
Other current assets	22,339	19,058
Total current assets	480,207	433,694
Plant & equipment, net	87,689	91,414
Other assets	101,725	113,880
Total Assets	$669,621	$638,988
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,730	$10,730
Accounts payable and other accrued liabilities	120,452	105,299
Total current liabilities	131,182	116,029
Long-term debt	10,738	21,472
Other non-current liabilities	32,941	38,458
Stockholders' equity	494,760	463,029
Total Liabilities & Equity	$669,621	$638,988